Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Resigtration Statement of Sunair Electronics, Inc. on Form S-8 (333-107103) of our report dated November 10, 2003, on our audits of the consolidated financial statements of Sunair Electronics, Inc. as of September 30, 2003 and 2002 and for each of the years then ended, which report is included in Sunair Electronics, Inc.’s 2004 Annual Report on Form 10-KSB.

/s/ Berenfeld Spritzer Schechter & Sheer

Weston, Florida
December 29, 2003